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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report on the combined financial statements of C.A. La Electricidad de Caracas and Corporacion EDC, C.A. and subsidiaries for the year ended December 31, 2001 (not presented separately herein), dated January 18, 2002, except with respect to the recently instituted free floating exchange rate system in Venezuela, as to which the date is February 20, 2002, and to all references to our firm, included in this Form 10-K, into The AES Corporation's previously filed Registration Statements on Form S-8 Nos. 33-49262, 333-26225, 333-28883, 333-28885, 333-38535, 333-30352, 333-57482, 333-66954, 333-66952,
333-84008, 333-83574, 333-82306, on Form S-3/A Nos.333-81953, 333-83767,
333-37924, 333-38924, 333-40870, 333-44698, 333-46564, on Form S-3 No.
333-64572, and on Form S-4/A No. 333-45916.

Porta, Cachafeiro, Laria
Y Asociados
A Member Firm of Andersen

Hector L. Gutierrez D.
Public Accountant CPC No. 24321

Caracas, Venezuela
March 25, 2002